UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 23, 2014

Date of Report (Date of earliest event reported)

US FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-185732	36-3642294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 8, 2013, USF Holding Corp., a Delaware corporation, which owns all of the outstanding shares of common stock of US Foods, Inc. (“US Foods”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sysco Corporation, a Delaware corporation, Scorpion Corporation I, Inc., a Delaware corporation and a wholly owned subsidiary of Sysco and Scorpion Company II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Sysco pursuant to which Sysco will acquire USF (the “Merger”), on the terms and subject to the conditions set forth in the Merger Agreement.

On September 23, 2014, in connection with and conditional upon the consummation of the Merger and certain other conditions set forth in the Notice of Redemption (the “Redemption Conditions”), US Foods provided the holders of all of the outstanding notes (the “Outstanding Notes”) issued under the Indenture, dated as of May 11, 2011, as supplemented by the First Supplemental Indenture, dated as of December 6, 2012, the Second Supplemental Indenture, dated as of December 27, 2012, the Third Supplemental Indenture, dated as of January 16, 2013, the Fourth Supplemental dated as of December 19, 2013, and as otherwise supplemented from time to time, among US Foods, the Subsidiary Guarantors from time to time party thereto, and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as Trustee, a Notice of Redemption whereby US Foods has elected to redeem all of the Outstanding Notes during the period described therein, subject to the satisfaction of the Redemption Conditions. As further described in the Notice of Redemption, in US Foods’ discretion, the redemption may be delayed or may not occur and the Notice of Redemption may be rescinded in the event that the Redemption Conditions are not satisfied by the Redemption Date (as defined in the Notice of Redemption). In addition, whether or not the Redemption Conditions are satisfied by the Redemption Date, US Foods reserves the right to take any other actions with respect to the Notes, including satisfying and discharging the Notes or redeeming the Notes at a later date.

The redemption price with respect to any redeemed note will be equal to 106.375% of the principal amount of such note, plus accrued but unpaid interest thereon to the redemption date and following the completion of such redemption.

This report does not constitute a notice of redemption under the Indenture nor an offer to tender for, or purchase, any notes or any other security. There can be no assurances that the Redemption Conditions will be satisfied or that the redemption will occur.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	US Foods, Inc. Redemption Notice, dated September 23, 2014, for $1,350,000,000 aggregate principal amount of Outstanding Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2014	US FOODS, INC.

	By:	/s/ Fareed Khan
Fareed Khan Chief Financial Officer